                         SUBSIDIARIES OF THE REGISTRANT


QRS 15 Paying Agent, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of New York and doing business under the name QRS 15 Paying Agent


SUSPENSION (DE) QRS 15-1, INC., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name SUSPENSION (DE) QRS 15-1, INC.

RII (CA) QRS 15-2, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name RII
(CA) QRS 15-2, Inc.

ICG-GP (TX) QRS 15-3, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name ICG-GP
(TX) QRS 15-3, Inc.

ADV-QRS 15 (GA) QRS 15-4, INC., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name ADV-QRS 15 (GA) QRS 15-4, INC.

Grocery (OK) QRS 15-5, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name Grocery (OK) QRS 15-5, Inc.

TRENDS (FL) QRS 15-6, INC., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name TRENDS
(FL) QRS 15-6, INC.

Dan (FL) QRS 15-7, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name Dan
(FL) QRS 15-7, Inc.

Optical (CA) QRS 15-8, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name Optical (CA) QRS 15-8, Inc.

One Cabin Interior QRS (FL) 15-9, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name One Cabin Interior QRS (FL) 15-9, Inc.

Energy (NJ) QRS 15-10, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name Energy (NJ) QRS 15-10, Inc.

Three Overhead Lights QRS (DE) 15-11, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name Three Overhead Lights QRS (DE) 15-11, Inc.

Bone (DE) QRS 15-12, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name Bone
(DE) QRS 15-12, Inc.

Salted Peanuts (LA) QRS 15-13, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name Salted Peanuts (LA) QRS 15-13, Inc.

Overtape (CA) QRS 15-14, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name Overtape (CA) QRS 15-14, Inc.

OX-GP (AL) QRS 15-15, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name OX-GP
(AL) QRS 15-15, Inc.

Leading ASP (MD) QRS 15-16, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name Leading ASP (MD) QRS 15-16, Inc.

WELL (MULTI) QRS 15-17, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name WELL (MULTI) QRS 15-17, Inc.

MBM-BEEF (DE) QRS 15-18, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name MBM-BEEF (DE) QRS 15-18, Inc.

WADD II General Partner (TN) QRS 15-19, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name WADD II General Partner (TN) QRS 15-19, Inc.

Clear (NY) QRS 15-20, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name Clear
(NY) QRS 15-20, Inc.